Exhibit 10.9

CHINA INDEX HOLDINGS LIMITED

2019 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Equity Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or the Committee.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(d) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, a form of which is attached hereto, including any amendments thereto that may be approved by the Administrator.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means (i) any act of personal dishonesty taken by Grantee in connection with Grantee’s service duties to the Company, (ii) Grantee’s misconduct, (iii) Grantee’s violation of a Company policy, (iv) Grantee’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (v) Grantee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Grantee owes an obligation of nondisclosure as a result of Grantee’s relationship with the Company; (vi) Grantee’s breach of any obligations under any written agreement or covenant with the Company; or (vi) Grantee’s failure to perform his service duties to the Company.

(g) “Change in Control” means the consummation of one of the following: (i) the acquisition of fifty percent (50%) or more of the total voting power represented by the Company’s outstanding voting securities pursuant to a tender offer validly made under federal or state law(other than by virtual of repurchase by the Company not involving any related issuances to an acquirer); (ii) a merger, reverse merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company) (a “Corporate Transaction”), if after giving effect to a Corporate Transaction, the shareholders of the Company immediately prior to such Corporate Transaction do not represent a majority in interest of the holders of the voting securities (on a fully diluted basis) of the surviving or resulting entity after the Corporate Transaction; (iii) the sale, transfer or other disposition of substantially all of the assets of the Company; or (iv) the dissolution of the Company pursuant to action validly taken by the shareholders of the Company in accordance with applicable state law. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event of (a) a liquidation of the Company in connection with the shutdown of the Company’s operations, or (b) the acquisition of newly issued securities of the Company by one or more institutional investors (or affiliates thereof) in a transaction or series of related transactions that are primarily undertaken by the Company to obtain financing (and not in connection with any repurchase by the Company or other purchase of outstanding securities).

(h) “Code” means the United States Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Company” means China Index Holdings Limited, an exempted company incorporated and existing under the laws of the Cayman Islands.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity or whom the Board determines has made contributions to the business or other development of the Company.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed three (3) months unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(m) “Director” means a member of the Board or the board of directors of any Related Entity.

(n) “Disability” has the meaning as defined in the Award Agreement.

(o) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of an independent director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” has the meaning as defined in the Award Agreement.

(r) “Fair Market Value” means, as of any date, the value of Ordinary Shares as follows:

(i) Where there exists a public market for the Ordinary Shares, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Ordinary Shares or the Nasdaq Stock Market, whichever is applicable or (B) if the Ordinary Shares are not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Stock Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market for the Ordinary Shares of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by reference to the placing price of the latest private placement of the Shares and the development of the Company’s business operations since such latest private placement; provided that, with respect to any Grantee subject to Section 409A of the Code, Fair Market Value shall be determined in a manner consistent with the requirements of such section;

provided, however, that such value of Ordinary Shares, for purposes of this Plan, shall not be lower than [US$0.001] per Share with adjustments permitted for recapitalization, share split or combination and share dividends occurring subsequent to the date of this Plan.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(u) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z) “Ordinary Share” or “Share” means an ordinary share, [US$0.001] par value, of the Company, or the number or fraction of American Depositary Shares representing such ordinary share.

(aa) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Plan” means this 2019 Stock Incentive Plan.

(cc) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly or any of the Variable Interest Entities.

(dd) “Restricted Share” means a Share awarded to a Grantee pursuant to the applicable Award Agreement under the Plan that is subject to certain restrictions and may be subject to a risk of forfeiture.

(ee) “Restricted Share Unit” means a right awarded to a Grantee pursuant to the applicable Award Agreement under the Plan to receive a Share at a future date.

(ff) “SEC” means the United States Securities and Exchange Commission.

(gg) “Securities Act” means the United States Securities Act of 1933, as amended.

(hh) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ii) “Variable Interest Entities” means Beijing Zhong Zhi Hong Yuan Data Information Technology Co., Ltd. (北京中指宏远数据信息技术有限公司), a company incorporated under the Laws of the PRC and any future variable interest entities which the Company consolidates in its financial statements.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Share Options) under the Plan is (i) ten percent (10%) of the Company’s outstanding Ordinary Shares as of the completion of its separation from Fang Holdings Limited (“Fang”), plus (ii) the number of Ordinary Shares that may be issued (i) upon exercise of the awards to be granted with respect to the share options and (ii) restricted shares held by Grantees, in each case from the adjustment of awards originally granted under Fang’s equity incentive plans; provided, however, that in no event may more than 1,000,000 Ordinary Shares be issued under the Plan as Incentive Stock Options.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan.

4. Administration of the Plan.

(a) Plan Administrator. With respect to grants of Awards to Employees, Directors, or Consultants, the Plan shall be administered by (A) the Board or (B) the Committee (or a subcommittee of the Committee designated by the Board), which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder) and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(viii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares (including, without limitation, Restricted Shares and Restricted Share Units), (ii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such Awards include, without limitation, Options, and an Award may consist of one such security or benefit or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds US$100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. Subject to applicable laws, the Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Early Exercise. Any Award granted hereunder shall have a vesting period of no less than four (4) years with one-fourth of the options under any Award to vest at each anniversary of the date of grant of such Award; provided, however, that any Award granted to an Employee or Consultant may vest upon such grant or be subject to a different vesting schedule if so decided by the Board and set forth in the Award Agreement with, and the relevant Award notice to, such Consultant. The Award Agreement may, but need not, include a provision whereby the Grantee may elect, at any time while being an Employee, Director or Consultant, to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stocks representing more than ten percent (10%) of the voting power of all classes of the stocks of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be four (4) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and/or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Except as set forth in this Section (j), no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favor of any third party over or in relation to any Award or attempt to do so. Any breach of the foregoing shall entitle the Company to cancel any outstanding Options or any part thereof granted to such Grantee.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)	In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stocks representing more than ten percent (10%) of the voting power of all classes of stocks of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)          In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator; provided, however, that such per Share exercise price shall be one hundred percent (100%) with respect to any Grantee subject to Section 409A of the Code.

(iii)       Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code or other Applicable Law.

(iv)      Notwithstanding the foregoing provisions of this Section 7(a), if the exercise price determined pursuant to the foregoing shall fall below the par value of the Shares, the exercise price shall be the par value of the Shares.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash or check in U.S. dollars (in connection therewith the Administrator may require the Grantee to provide evidence that the funds were taken out of the People’s Republic of China in accordance with applicable foreign exchange control laws and regulations);

(ii) cash or check in Hong Kong dollars (in an amount converted from U.S. dollars at the rate announced by banks in Hong Kong on the date the Exercise Notice (in the form set forth in the Award Agreement) is received by the Company);

(iii) cancellation of indebtedness owed by the Company to the Grantee; or

(iv) any combination of the foregoing methods of payment.

(c) Taxes.

(i) As a condition of the exercise of an Award under the Plan, the Grantee (or in the case of the Grantee’s death, the person exercising the Award) shall make such arrangements as the Administrator may require or permit for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Award and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(ii) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Award.

(iii) In the case of a Grantee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, such Grantee shall be deemed to have elected to have the Company withhold from the issue of the Shares to be issued upon exercise of the Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 7, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(iv) At the discretion of the Administrator, a Grantee may satisfy his or her tax withholding obligations arising in connection with an Award by one or some combination of the following methods: (A) by cash payment; (B) by payroll deduction out of Grantee’s current compensation; (C) if permitted by the Administrator, in its discretion, a Grantee may satisfy his or her tax withholding obligations upon exercise of an Award by surrendering to the Company Shares that (1) in the case of Shares previously acquired from the Company, have been owned by the Grantee for more than six (6) months on the date of surrender, and (2) have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld; or (D) if permitted by the Administrator, in its discretion, a Grantee may satisfy his or her tax withholding obligations by electing to have the Company withhold from the Shares to be issued upon exercise of the Award that number of Shares having a Fair Market Value, determined as of the applicable Tax Date, equal to the amount required to be withheld.

(v) Any election or deemed election by a Grantee to have Shares withheld to satisfy tax withholding obligations under Section 7(c)(iii) or (iv) above shall be irrevocable as to the particular Shares as to which the election is made or deemed made and shall be subject to the consent or disapproval of the Administrator. Any election by a Grantee under Section 7(c)(iv) above must be made on or prior to the applicable Tax Date.

(vi) In the event that an election to have the issue of Shares withheld is made by a Grantee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Grantee shall receive the full number of Shares with respect to which the Award or Option is exercised but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement, but in the case of an Option, in no case at a rate of more than one fourth per year over the vesting period from the date the Option is granted. Notwithstanding the foregoing, in the case of any Award granted to an Officer, Director or Consultant, the Award Agreement may provide that the Award may become exercisable, subject to reasonable conditions such as such Officer’s, Director’s or Consultant’s Continuous Service, at any time or during any period established in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares is made with respect to which the Award is exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of an Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent allowed under the Award Agreement. If such Grantee’s Continuous Service was terminated without Cause, the Administrator may permit an exercise period after the termination date in its discretion. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice of Stock Option Award.

(ii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by Applicable Laws for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service without Cause shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such for a period as set forth under Section 8(b)(i) above.

(c) “Easy Sale” Exercise. In lieu of the payment methods set forth herein, when permitted by Applicable Laws and applicable regulations (including Nasdaq Stock Market and FINRA rules), the Grantee may pay the Exercise Price through a “same day sale” commitment from the Grantee (and, if applicable, a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Grantee irrevocably elects to exercise his/her Options and to sell at least that number of Shares so purchased to pay the Exercise Price (and up to all of the Shares so purchased) and the Grantee (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such Shares to forward the Exercise Price directly to the Company, with any sale proceeds in excess of the Exercise Price being for the benefit of the Grantee.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation or warranty is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Shares to which Section 424(a) of the Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Dissolution, Liquidation or Change in Control.

(a) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the Grantee as soon as practicable prior to the effective date of such proposed transaction.  Any Award will terminate immediately prior to the consummation of such proposed action.

(b) Change in Control.  In the event of a Change in Control or a merger of the Company, each Award may be assumed or an equivalent stock option or right may be substituted by the successor corporation. In the event that no such substitution or assumption occurs, the outstanding Award will automatically vest and, in the case of an Option, become exercisable for a limited period of time as determined by the Administrator and the Option will terminate upon the expiration of such period.

12. Leave of Absence. The Administrator reserves the authority to implement a policy (“LOA Vesting Policy”) whereby the vesting of any Award may be suspended for a period of time determined by the Administrator if Grantee takes a leave of absence that exceeds a certain period determined by the Administrator.  If the Administrator adopts an LOA Policy, then each Award under the Plan shall be subject to the LOA Policy, regardless of whether the Award was granted prior to, on or after the date of the adoption of such Policy.

13. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 18 below and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 14(a) above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

15. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of authorized but unissued Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without Cause.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

19. Cancellation of Awards. Any cancellation of Awards granted but not exercised must be approved by the Grantees of the relevant Awards in writing. For the avoidance of doubt, such approval is not required in the event any Award is cancelled pursuant to Section 6(j). Where the Company cancels Options, the grant of new options to the same Grantee may only be made under this Plan within the limits set out in Section 3.

20. Applicable Law. The Plan is to be construed in accordance with and governed by the internal laws of the Cayman Islands.